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                                                                    Exhibit 99.1

                                PLEDGE AGREEMENT

                  Pledge Agreement made as of the 1st day of October, 1998 between O.A.M. S.P.A., an Italian corporation ("Pledgor"), with offices at Via Fieno, 8, 20123 Milan, Italy and TAMARIX INVESTORS, LDC., a Cayman Islands limited duration company("Pledgee") with offices at 444 Madison Avenue, New York New York 10022.

                  WHEREAS, in connection with that certain Loan Agreement dated as of the date hereof (the "Loan Agreement") between Trident Rowan Group, Inc. ("Borrower") and Pledgee, Pledgor has delivered to Pledgee its Guarantee dated as of the date hereof (the "Guarantee") of the Obligations (such term and all capitalized terms used herein without definition shall have the meanings set forth in the Guarantee or the Note issued under the Loan Agreement) of Borrower to Pledgee;

                  WHEREAS, Pledgor has derived and expects to derive a direct and substantial financial advantage from the loan made by Pledgee under the Loan Agreement; and

                  WHEREAS, Pledgor acknowledges that the Guarantee and this Pledge Agreement are intended to (i) induce Giovanni Bulgari to make a 3 billion lire loan, the proceeds of which will be used for working capital needed by Moto Guzzi S.p.A., Pledgor's indirectly owned principal asset, and (ii) induce Pledgee to make the loan described in the Loan Agreement, the proceeds of which will be used to, among other things, fund Borrower's obligations under its promissory notes, thereby enabling Pledgor to use its available capital to provide a credit facility to Moto Guzzi S.p.A.

                  WHEREAS, in order to secure performance by the Pledgor of its obligations under the Guarantee and under this Pledge Agreement (collectively, the "Guaranteed Obligations"), Pledgor wishes to pledge 500,000 shares (the "Pledged Shares") of Common Stock, $1.00 par value, of Moto Guzzi Corp., a Delaware corporation (the "Pledged Company"), represented by Stock Certificate No. ________.

                  NOW, THEREFORE, in consideration of the foregoing and for $1.00 and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto mutually agree as follows:

                  1. SECURITY INTEREST. As security for the payment and performance of the Guaranteed Obligations, Pledgor hereby delivers, pledges and assigns to Pledgee and creates in Pledgee a first security interest in all of its right, title and interest in and to all of the Pledged Shares, together with all rights and privileges of Pledgor with respect thereto, all proceeds, income and profits and all property received in addition thereto, in exchange therefor or in substitution therefor,



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and all property received in respect of the Pledged Shares by reason of a change in the identity or capital structure of the Pledged Company as a result of any reorganization of the Pledged Company or any successor corporation (the "Collateral").

                  2. STOCK DIVIDENDS, OPTIONS OR OTHER ADJUSTMENTS. Prior to the full payment and performance of the Guaranteed Obligations, Pledgee shall receive, as Collateral, any and all additional shares of stock or other property of any kind distributable on or by reason of the Collateral pledged hereunder, whether in the form of, or by way of, stock dividends, warrants, partial liquidation, conversion, prepayments or redemptions (in whole or in part), liquidation, or otherwise, with the sole exception of cash dividends. If any additional shares of capital stock, instruments, or other property against which a security interest can only be perfected by possession by Pledgee, which are distributable on or by reason of the Collateral pledged hereunder, shall come into the possession or control of Pledgor, Pledgor shall hold or control and forthwith transfer and deliver the same to Pledgee subject to the provisions hereof.

                  3. DELIVERY OF SHARE CERTIFICATES; STOCK POWERS. All instruments and stock certificates representing the Collateral are being delivered to Pledgee simultaneously herewith, together with stock powers duly executed in blank by Pledgor. Pledgor shall promptly deliver to Pledgee or cause the corporation or other entity issuing the Collateral to deliver directly to Pledgee, share certificates or other documents representing Collateral acquired or received after the date of this Agreement with a stock power duly executed by Pledgor. If at any time Pledgee notifies Pledgor that additional stock powers endorsed in blank held by Pledgee with respect to the Collateral are re quired, Pledgor shall promptly execute in blank and deliver such stock powers as Pledgee may request.

                  4. POWER OF ATTORNEY. Subject to the provisions of Section 7 of this Agreement, Pledgor hereby constitutes and irrevocably appoints Pledgee, with full power of substitution and revocation by Pledgee, as Pledgor's true and lawful attorney-in-fact, to the full extent permitted by law, to affix to certificates and documents representing the Collateral the stock powers delivered with respect thereto, and, upon the occurrence of an Event of Default, to transfer or cause the transfer of the Collateral, or any part thereof on the books of the corporation or other entity issuing the same, to the name of Pledgee or Pledgee's nominee and thereafter exercise as to such Collateral all the rights, powers and remedies of an owner. The power of attorney granted pursuant to this Agreement and all authority hereby conferred are granted and conferred solely to protect Pledgee's interest in the Collateral and shall not impose any duty upon Pledgee to exercise any power. This power of attorney shall be irrevocable as one coupled with an interest prior to the payment in full of all of the Guaranteed Obligations.

                  5. REPRESENTATIONS OF PLEDGOR. Pledgor represents and warrants to Pledgee that:


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                           (a) Pledgor is the sole legal and beneficial owner
of, and has good and marketable title to, the Collateral, free and clear of all pledges, liens, security interests and other encumbrances and restrictions on the transfer and assignment thereof, other than the security interest created by this Agreement, and Pledgor has the unqualified right and authority to execute this Agreement and to pledge the Collateral to Pledgee as provided for herein;

                           (b) There are no outstanding options, warrants or
other similar agreements with respect to the Collateral;

                           (c) The Collateral has been validly issued and is
fully paid and non- assessable; the holder or holders thereof are not and will not be subject to any personal liability; and is not subject to any charter, by-law, statutory, contractual or other restrictions governing their issuance, transfer, ownership or control, except that sale or transfer may be limited in the absence of an effective registration under the Securities Act of 1933, as amended, and under applicable state securities laws or of an opinion of counsel satisfactory to the issuer that the sale or transfer is exempt from registration under said Act and laws;

                           (d) Any consent, approval or authorization of or
designation or filing with any authority on the part of Pledgor which is required in connection with the pledge and security interest granted under this Agreement has been obtained or effected;

                           (e) Pledgor has the power and authority and has been
duly authorized and empowered by all necessary actions, to enter into, execute, deliver and perform this Agreement;

                           (f) The execution and delivery of this Agreement by
Pledgor, and the performance by Pledgor of its obligations hereunder, will not constitute a breach of any provision contained in any certificate or articles of incorporation, agreement, instrument or document to which Pledgor is or may become a party or by which Pledgor, or Pledgor's assets, is or may become bound, nor result in a violation of any contract, instrument, judgment, decree, order, statute, rule or regulation to which Pledgor is subject.

                  6. OBLIGATIONS OF PLEDGOR. Pledgor further represents, warrants and covenants to Pledgee that:

                           (a) Pledgor will not sell, transfer or convey any
interest in, or suffer or permit any lien or encumbrance to be created upon or with respect to, any of the Collateral (other than as created under this Agreement) during the term of the pledge established hereby; and

                           (b) Pledgor will, at its own expense, at any time and
rom time to time at Pledgee's request, do, make, procure, execute and deliver all acts, things, writings, assurances and other documents as may be proposed by Pledgee to further enhance, preserve, establish, demonstrate


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or enforce Pledgee's rights, interests and remedies created by, provided in, or emanating from, this Agreement.

                  7. RIGHTS OF PLEDGOR. So long as no Event of Default has occurred and is continuing, Pledgor shall be entitled to vote or consent with respect to the Collateral in any manner not inconsistent with this Agreement or the Guarantee, or any note, document or instrument delivered or to be delivered pursuant to or in connection with the Loan Agreement. Pledgor hereby grants to Pledgee an irrevocable proxy to vote the Collateral, which proxy shall be effective immedi ately upon the occurrence of an Event of Default and during the continuance thereof. Upon request of Pledgee, Pledgor agrees to deliver to Pledgee such further evidence of such irrevocable proxy or such further irrevocable proxy to vote the Collateral as Pledgee may request.

                  8. RIGHTS OF PLEDGEE. At any time and without notice, Pledgee may:

                           (a) Upon the occurrence of an Event of Default, cause
the Collateral to be transferred to its name or to the name of its nominee or nominees and thereafter exercise as to such Collateral all of the rights, powers and remedies of an owner, provided that, so long as no Event of Default has occurred and is continuing, Pledgor shall retain the right to vote the Collateral as set forth in Section 7 of this Agreement;

                           (b) Upon the occurrence of an Event of Default, enter
into any extension, subordination, reorganization, deposit, merger, or consolidation agreement, or any other agreement relating to or affecting the Collateral, and in connection therewith deposit or surrender control of such Collateral thereunder, and accept other property in exchange therefor and hold and apply such property or money so received in accordance with the provisions hereof; and

                           (c) Upon the occurrence of an Event of Default,
discharge any taxes, liens, security interests or other encumbrances levied or placed on the Collateral, pay for the maintenance and preservation of the Collateral, or pay for insurance on the Collateral; the amount of such payments, plus any and all fees, costs and expenses of Pledgee (including attorneys' fees and disbursements), in connection therewith, shall, at Pledgee's option, be reimbursed by Pledgor on demand with interest thereon at the rate of one and one-half percent (1 1/2%) per month from the date paid, or added to the Guaranteed Obligations secured hereby.

                  9. EVENT OF DEFAULT; REMEDIES. Upon the occurrence and continuance of an Event of Default:

                           (a) In addition to all the rights and remedies of a
secured party under the Uniform Commercial Code, Pledgee shall have the right, and without demand of performance or other demand, advertisement or notice of any kind, except as specified below, to or upon the Pledgor or any other person (all and each of which demands, advertisements and/or notices are hereby


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expressly waived to the extent permitted by law), to proceed forthwith to collect, receive, appropriate and realize upon the Collateral, or any part thereof and to proceed forthwith to sell, assign, give an option or options to purchase, contract to sell, or otherwise dispose of and deliver the Collateral or any part thereof in one or more parcels at public or private sale or sales at any stock exchange, broker's board or at any of Pledgee's offices or elsewhere at such prices and on such terms (including, without limitation, a requirement that any purchaser of all or any part of the Collateral shall be required to purchase any securities constituting the Collateral solely for investment and without any intention to make a distribution thereof) as Pledgee in its sole and absolute discretion deems appropriate without any liability for any loss due to decrease in the market value of the Collateral during the period held. If any notification of intended disposition of the Collateral is required by law, such notification shall be deemed reasonable and properly given if mailed, postage prepaid, at least ten (10) days before any such disposition to Pledgor's address indicated above. Any disposition of the Collateral or any part thereof may be for cash or on credit or for future delivery without assumption of any credit risk, with the right of Pledgee to purchase all or any part of the Collateral so sold at any such sale or sales, public or private, free of any equity or right of redemption in the Pledgor, which right or equity is, to the extent permitted by applicable law, hereby expressly waived or released by the Pledgor.

                           (b) All of the Pledgee's rights and remedies,
including but not limited to the foregoing, shall be cumulative and not exclusive and shall be enforceable alternatively, succes sively or concurrently as Pledgee may deem expedient.

                           (c) Pledgee may elect to obtain the advice of any
independent investment banking firm which is a member firm of the New York Stock Exchange with respect to the method and manner of sale or other disposition of any of the Collateral, the best price reasonably obtainable therefor, the consideration of cash and/or credit terms, or any other details concerning such sale or disposition. Pledgee, in its sole discretion, may elect to sell on such credit terms as it deems reasonable. The sale of any of the Collateral on credit terms shall not relieve the Pledgor of its liability under any of the Guaranteed Obligations until the full purchase price for the Collateral has been paid in full. All payments received by Pledgee in respect of a sale of Collateral shall be applied to the Guaranteed Obligations in the manner provided in Section 10 of this Agreement, as and when such payments are received.

                           (d) Pledgor recognizes that the Pledgee may be unable
to effect a public sale of all or a part of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Act"), but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor agrees that private sales so made may be at prices and on other terms less favorable to the seller than if the Collateral were sold at public sale and that Pledgee has no obligation to delay


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the sale of any collateral for the period of time necessary to permit the registration of the Collateral for public sale under the Act.

                           (e) If any consent, approval or authorization of any
state, municipal or other governmental department, agency or authority should be necessary to effectuate any sale or other disposition of the Collateral, or any partial disposition of the Collateral, Pledgor will execute all such applications and other instruments as may be required in connection with securing any such consent, approval or authorization, and will otherwise use its best efforts to secure the same. Pledgor further agrees to use its best efforts to secure such sale or other disposition of the Collateral as Pledgee may deem necessary pursuant to the terms of this Agreement.

                           (f) Upon any sale or other disposition, Pledgee shall
have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold or disposed of. Each purchaser at any such sale or other disposition (including Pledgee) shall hold the Collateral free from any claim or right of whatever kind, including any equity or right of redemption of Pledgor. Pledgor specifically waives, to the extent permitted by applicable law, all rights of redemption, stay or appraisal which it had or may have under any rule of law or statute now existing or hereafter adopted.

                           (g) Pledgee shall not be obligated to make any sale
or other disposition, unless the terms thereof shall be satisfactory to it. Pledgee may, without notice or publication, adjourn any private or public sale, and, upon not less than five (5) days' prior notice to Pledgor, hold such sale at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or future delivery, the Collateral so sold may be retained by Pledgee until the selling price is paid by the purchaser thereof, but Pledgee shall incur no liability in case of the failure of such purchaser to take up and pay for the property so sold and, in case of any such failure, such property may again be sold as herein provided.

                  10. DISPOSITION OF PROCEEDS. The proceeds of any sale or disposition of all or any part of the Collateral shall be applied by Pledgee in the following order:

                          (i) to the payment in full of the costs and expenses
                  of such sale or sales, collections, and the protection, declaration and enforcement of any security interest granted hereunder, including the reasonable compensation of Pledgee's agents and attorneys;

                          (ii) to the payment of the Guaranteed Obligations; and

                          (iii) to the payment to Pledgor of any surplus then
                  remaining from such proceeds, subject to the rights of any holder of a lien on the Collateral of which Pledgee has actual notice.


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                  11. TERMINATION. This Agreement shall continue in full force and effect until all of the Guaranteed Obligations shall have been paid in full and satisfied.

                  12. EXPENSES OF PLEDGEE. All expenses (including reasonable fees and disbursements of counsel) incurred by Pledgee in connection with any actual or attempted sale, exchange of, or any enforcement, collection, compromise or settlement respecting, the Collateral, or any other action taken by Pledgee hereunder whether directly or as attorney-in-fact pursuant to a power of attorney or other authorization herein conferred, for the purpose of satisfaction of the liability of Pledgor for failure to pay its Guaranteed Obligations or as additional amounts owing by Pledgor to cover Pledgee's costs of acting against the Collateral, shall be deemed a Guaranteed Obligation of Pledgor for all purposes of this Pledge Agreement and Pledgee may apply the Collateral to payment of or reimbursement of itself for such liability.

                  13.      GENERAL PROVISIONS.

                           (a) Pledgee or its designee is hereby appointed the
attorney-in-fact of Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which Pledgee reasonably may deem necessary and advisable to accomplish the purposes hereof, other than for purposes of voting, which appointment as attorney-in-fact is irrevocable as one coupled with an interest.

                           (b) Pledgee and its assigns shall have no obligation
in respect of the Collateral, except to use reasonable care in holding the Collateral and to hold and dispose of the same in accordance with the terms of this Agreement.

                           (c) Any notice or other communication given hereunder
shall be in writing and sent as provided in the Guarantee.

                           (d) No failure on the part of Pledgee to exercise,
and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Pledgee of any right, power or remedy hereunder preclude any other or future exercise thereof, or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law or any other agreement. The representations, covenants and agreement of Pledgor herein contained shall survive the date hereof. Neither this Agreement nor the provisions hereof can be changed, waived or terminated orally. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, legal representatives and assigns. This Agreement may be executed in two or more counterparts and shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed wholly within such State.



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                  IN WITNESS WHEREOF, the parties hereto have executed and
delivered this Agreement as of the date first above written.

                                  O.A.M. S.p.A.

                                  By: Nick Speyer
                                      --------------------------------

                                  Name: Nick Speyer
                                        ------------------------------

                                  Title: Director
                                         -----------------------------


                                  TAMARIX INVESTORS, L.D.C.

                                  By: Mark S. Hauser
                                      --------------------------------

                                  Name: Mark Hauser
                                        ------------------------------

                                  Title: Director
                                         -----------------------------





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